Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	David Rubinger
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	david.rubinger@equifax.com

Equifax Ends 2005 with Record Results for Fourth Quarter and Full Year;

EPS Rose 14 Percent in the Fourth Quarter of 2005

ATLANTA, February 2, 2006 — Equifax Inc. (NYSE: EFX), today reported fourth quarter 2005 earnings with record revenue and recorded the strongest year in the company’s 106-year history.

For the quarter, earnings from continuing operations were $63 million, a 14 percent increase from the fourth quarter of 2004. Revenue of $361 million was up 10 percent. Earnings per share (EPS) from continuing operations totaled $0.48, a 14 percent increase from the fourth quarter of 2004. Excluding Fair and Accurate Credit Transactions Act (FACT Act) related revenue and expense in the fourth quarter of 2005, EPS increased to $0.46, up 10 percent, in the fourth quarter of 2005.

For the full year 2005, revenue increased 13 percent to a record $1.4 billion.  EPS from continuing operations was $1.86 per share, a 5 percent increase from 2004. Excluding FACT Act-related revenue and expense in 2005 and special items in 2004, EPS increased to $1.79, up 11 percent, in 2005.

“Equifax closed 2005 with significant momentum in most of our businesses around the world,” said Richard F. Smith, Equifax Chairman and Chief Executive Officer.  “This is an exciting time for Equifax and its shareholders. Our stock price increased 35 percent in 2005. In 2006, we will continue to build on our momentum and initiate new and innovative ways to grow the company and enhance shareholder value.”

Fourth Quarter 2005 Highlights

•      Operating profit margin was 29 percent compared to 30 percent in the fourth quarter 2004.

•      Cash provided by operating activities for the fourth quarter of 2005 was $106 million, up 4 percent from the same period in 2004.

•      Free cash flow (a non-GAAP measure), which is an alternative measure of liquidity (and is defined as cash provided by operating activities less capital-related expenditures), was $93 million, an increase of 7 percent from $87 million in fourth quarter 2004.

•      Equifax repurchased 1.3 million shares of its common stock for $49 million.

•      Total debt at December 31, 2005 decreased by $52 million to $556 million from the third quarter of 2005.

North America

Total revenue increased 10 percent to $290 million in the fourth quarter, compared to $264 million in the prior year. FACT Act-related regulatory recovery fee revenue contributed $9 million to North America’s revenue growth. This fee was instituted in the beginning of December 2004 to mitigate compliance costs related to FACT Act. North America Information Services reported revenue of $197 million, up 9 percent. Marketing Services revenue in North America was $67 million, up 9 percent. Personal Solutions increased revenue 15 percent to $27 million.

Operating margin for North America was 38 percent in the fourth quarter of 2005 and 2004.

Europe

Total revenue was $35 million, down 8 percent compared to 2004. Operating margin was 26 percent, up from 24 percent in 2004.

Latin America

Total revenue rose to $36 million, up 42 percent, reflecting strong growth in the region. Operating margin was 25 percent, up from 19 percent in 2004.

Full Year 2005 Highlights

•      Operating profit margin was 29 percent compared to 30 percent in 2004.

•      Cash provided by operating activities for 2005 was $338 million, up 9 percent.

•      Free cash flow (a non-GAAP measure) was $292 million, an increase of 12 percent from $262 million in 2004.

•      Equifax repurchased 4.2 million shares of its common stock for $144 million.

•      Total debt at December 31, 2005 decreased by $98 million to $556 million from 2004. The remaining borrowing capacity at the end of 2005 under Equifax’s committed financing facilities totaled approximately $460 million.

North America

Total revenue was $1.2 billion, up 13 percent from 2004. FACT Act-related regulatory recovery fee revenue contributed $38 million to North America’s revenue growth. North America Information Services reported revenue of $806 million, up 14 percent. Marketing Services revenue in North America was $254 million, up 7 percent. Personal Solutions increased revenue 19 percent to $115 million.

Operating margin for North America was 38 percent in 2005 compared to 37 percent in 2004.

Europe

Total revenue was $142 million, flat compared to 2004. Operating margin was 24 percent, up from 21 percent in 2004.

Latin America

Total revenue rose to $127 million, up 38 percent. Operating margin was 26 percent, up from 19 percent in 2004.

2006 Outlook

Based on recent business trends, Equifax expects earnings per share to be between $1.90 and $1.99 in 2006.  For additional information concerning EPS excluding certain items impacting comparability between 2005 and the 2006 estimate, see Note C of the attached Reconciliation of non-GAAP financial measures to corresponding GAAP measures and the Form 8-K filed with the Securities and Exchange Commission (SEC) on December 13, 2005. Revenue growth is expected to be between 7 percent and 10 percent.  Cash provided by operating activities is expected to be in the range of $360 million to $365 million, and capital expenditures are targeted at $60 million to $65 million.

About Equifax

Equifax Inc. is a global leader in turning information into intelligence. For businesses, Equifax provides faster and easier ways to find, approve and market to the appropriate customers. For consumers, Equifax offers easier, instantaneous ways to buy products or services and better insight into and management of their personal credit.

Equifax. Information that Empowers.

Earnings Webcast

Equifax’s quarterly teleconference to discuss results will be held today at 9 a.m. (EDT). The live audio Webcast of the speakers’ presentations will be available at www.equifax.com and a replay will be available at the same site shortly after the conclusion of the Webcast.

Equifax has presented in this press release and will discuss during the teleconference certain non-GAAP financial measures the company believes are useful to investors to assess the company’s operating performance.  These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles and may be different from the non-GAAP financial measures used by other companies.  As required by SEC rules, a reconciliation of such measures to the most comparable GAAP measure is presented below in the Common Questions and Answers (Unaudited) that are a part of this press release. This information can also be found under “Our Company/Investor Center/Non-GAAP/GAAP Financial Measures” on our website at www.equifax.com.  Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Caution Concerning Forward-Looking Statements

Statements in this press release that relate to Equifax’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. Those factors include, but are not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for Equifax’s products and services, our ability to develop new products and services, pricing and other competitive pressures, risks relating to illegal third party efforts to access data, risks associated with the integration of acquisitions and other investments, changes in laws and regulations governing our business, including the cost of compliance with the Fair and Accurate Credit Transactions Act and federal or state responses to identity theft concerns, the outcome of pending litigation and certain other factors discussed under the caption “Risk Factors” in the Management’s Discussion and Analysis section of Equifax’s Annual Report on Form 10-K for the year ended December 31, 2004, and in our other filings with the SEC. Equifax assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,
(In millions, except per share amounts)	2005	2004
	(Unaudited )
Operating revenue	$361.3	$327.6
Operating expenses:
Cost of services (exclusive of depreciation and amortization expense below)	150.9	138.3
Selling, general and administrative expenses	82.7	69.9
Depreciation and amortization	21.7	19.7
Total operating expenses	255.3	227.9
Operating income	106.0	99.7
Interest expense	(8.1)	(9.1)
Minority interests in earnings, net of tax	(1.3)	(0.9)
Other income (expense), net	(0.7)	2.1
Income from continuing operations before income taxes	95.9	91.8
Provision for income taxes	(33.1)	(36.6)
Income from continuing operations	62.8	55.2

Discontinued operations
Gain from discontinued operations, net of income tax provision of $0.3 in 2004	—	2.3
Net income	$62.8	$57.5

Per common share (basic):
Income from continuing operations	$0.48	$0.43
Gain from discontinued operations	—	0.02
Net income	$0.48	$0.45
Shares used in computing basic earnings per share	129.5	129.8

Per common share (diluted):
Income from continuing operations	$0.48	$0.42
Gain from discontinued operations	—	0.02
Net income	$0.48	$0.44
Shares used in computing diluted earnings per share	132.0	132.2
Dividends per common share	$0.04	$0.03

SEGMENT REVENUE & OPERATING INCOME

	Three Months Ended December 31,
	2005	2004
	(Unaudited)
Segment revenue (In millions):
North America
Information Services	$196.8	$179.8
Marketing Services	66.5	61.0
Personal Solutions	26.8	23.3
North America - Total	290.1	264.1
Europe	35.2	38.1
Latin America	36.0	25.4
	$361.3	$327.6
Segment operating income (In millions):
North America
Information Services	$81.9	$76.8
Marketing Services	24.3	21.8
Personal Solutions	3.7	1.0
North America - Total	109.9	99.6
Europe	9.0	9.3
Latin America	8.9	4.7
General Corporate Expense	(21.8)	(13.9)
	$106.0	$99.7

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended December 31,
(In millions, except per share amounts)	2005	2004
	(Unaudited)
Operating revenue	$1,443.4	$1,272.8
Operating expenses:
Cost of services (exclusive of depreciation and amortization expense below)	594.2	531.5
Selling, general and administrative expenses	345.0	284.4
Depreciation and amortization	82.2	78.7
Asset impairment and related charges	—	2.4
Total operating expenses	1,021.4	897.0
Operating income	422.0	375.8
Interest expense	(35.6)	(34.9)
Minority interests in earnings, net of tax	(4.9)	(3.2)
Other income, net	9.2	47.5
Income from continuing operations before income taxes	390.7	385.2
Provision for income taxes	(144.2)	(147.9)
Income from continuing operations	246.5	237.3
Discontinued operations
Loss from discontinued operations, net of income tax benefit of $1.5 in 2004	—	(2.6)
Net income	$246.5	$234.7
Per common share (basic):
Income from continuing operations	$1.90	$1.81
Loss from discontinued operations	—	(0.02)
Net income	$1.90	$1.79
Shares used in computing basic earnings per share	129.7	131.3
Per common share (diluted):
Income from continuing operations	$1.86	$1.78
Loss from discontinued operations	—	(0.02)
Net income	$1.86	$1.76
Shares used in computing diluted earnings per share	132.2	133.5
Dividends per common share	$0.15	$0.11

SEGMENT REVENUE & OPERATING INCOME

	Twelve Months Ended December 31,
	2005	2004
	(Unaudited)
Segment revenue (In millions):
North America
Information Services	$806.3	$707.1
Marketing Services	253.7	236.1
Personal Solutions	114.7	96.1
North America - Total	1,174.7	1,039.3
Europe	142.0	142.0
Latin America	126.7	91.5
	$1,443.4	$1,272.8
Segment operating income (In millions):
North America
Information Services	$345.5	$299.5
Marketing Services, excluding asset impairment and related charges	85.2	74.4
Marketing Services asset impairment and related charges	—	(2.4)
Marketing Services	85.2	72.0
Personal Solutions	13.5	17.6
North America - Total	444.2	389.1
Europe	33.4	30.0
Latin America	33.3	17.0
General Corporate Expense	(88.9)	(60.3)
	$422.0	$375.8

EQUIFAX

CONSOLIDATED BALANCE SHEETS

(In millions, except par values)	December 31, 2005	December 31, 2004
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$37.5	$52.1
Trade accounts receivable, net of allowance for doubtful accounts of $9.6 in 2005 and $9.3 in 2004	216.0	195.1
Deferred income tax assets, net	1.7	13.2
Prepaid expenses	17.9	17.1
Other current assets	7.3	22.1
Total current assets	280.4	299.6

Property and Equipment:
Capitalized internal-use software and system costs	162.4	175.9
Data processing equipment and furniture	124.5	122.0
Land, buildings and improvements	29.1	30.2
	316.0	328.1

Less accumulated depreciation	(179.0)	(189.8)
	137.0	138.3

Goodwill	828.2	747.5
Purchased Intangible Assets, net	321.4	281.3
Prepaid Pension Asset	183.7	18.2
Other Assets, net	80.8	72.3
Total Assets	$1,831.5	$1,557.2

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Short-term debt and current maturities	$92.3	$255.7
Accounts payable	5.9	9.7
Accrued expenses	54.0	56.4
Accrued salaries and bonuses	40.7	28.8
Deferred revenue	49.2	33.8
Other current liabilities	52.4	72.5

Total current liabilities	294.5	456.9

Long-Term Debt	463.8	398.5
Deferred Income Tax Liabilities, net	126.1	38.6
Other Long-Term Liabilities	126.8	139.6
Total liabilities	1,011.2	1,033.6

Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 185.2 in 2005 and 182.0 in 2004; Outstanding shares - 129.2 in 2005 and 129.4 in 2004	231.5	227.5
Paid-in capital	559.0	466.9
Retained earnings	1,525.1	1,298.8
Accumulated other comprehensive loss	(157.8)	(267.0)
Treasury stock, at cost, 51.7 shares in 2005 and 47.7 shares in 2004	(1,274.6)	(1,133.4)
Stock held by employee benefits trusts, at cost, 4.3 shares in 2005 and 4.9 shares in 2004	(62.9)	(69.2)
Total shareholders' equity	820.3	523.6
Total Liabilities and Shareholders' Equity	$1,831.5	$1,557.2

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
(In millions)	2005	2004
	(Unaudited)
Operating activities:
Net income	$246.5	$234.7
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Gain on sale of investment in Intersections Inc.	—	(36.8)
Loss from discontinued operations	—	2.6
Depreciation and amortization	82.2	78.7
Asset impairment and related charges	—	2.4
Stock-based compensation expense	8.2	2.4
Income tax benefit from stock plans	18.1	5.9
Deferred income taxes	11.8	25.3
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(14.3)	(17.2)
Prepaid expenses and other current assets	10.5	7.9
Other assets	0.5	(7.2)
Current liabilities, excluding debt	(14.0)	7.6
Other long-term liabilities, excluding debt	(11.7)	2.7
Cash provided by operating activities	337.8	309.0
Investing activities:
Additions to property and equipment	(17.2)	(16.5)
Additions to other assets, net	(29.0)	(31.0)
Acquisitions, net of cash acquired	(121.8)	(17.4)
Proceeds from sale of investments	10.1	59.4
Other	—	(1.0)
Cash used in investing activities	(157.9)	(6.5)
Financing activities:
Net short-term borrowings (payments)	92.3	(22.5)
Net borrowings (payments) under long-term revolving credit facilities	65.0	(138.0)
Additions to long-term debt	—	0.6
Payments on long-term debt	(250.0)	(0.6)
Treasury stock purchases	(144.0)	(138.0)
Dividends paid	(20.2)	(15.0)
Proceeds from exercise of stock options	62.8	28.1
Other	0.6	(3.6)
Cash used in financing activities	(193.5)	(289.0)
Effect of foreign currency exchange rates on cash and cash equivalents	(1.0)	(1.2)
Cash provided by discontinued operations	—	1.7
(Decrease) increase in cash and cash equivalents	(14.6)	14.0
Cash and cash equivalents, beginning of year	52.1	38.1
Cash and cash equivalents, end of year	$37.5	$52.1

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.     Can you provide a further analysis of revenue and operating income?
Equifax revenue and operating income consist of the following components:

	Three Months Ended December 31,
		% of		% of
	2005	Revenue	2004	Revenue	$ Change	% Change
Revenue:
North America
Information Services	$196.8	54%	$179.8	55%	$17.0	9%
Marketing Services	66.5	18%	61.0	18%	5.5	9%
Personal Solutions	26.8	8%	23.3	7%	3.5	15%
North America - Total	290.1	80%	264.1	80%	26.0	10%
Europe	35.2	10%	38.1	12%	(2.9)	-8%
Latin America	36.0	10%	25.4	8%	10.6	42%
	$361.3	100%	$327.6	100%	$33.7	10%

	Three Months Ended December 31,
		Profit		Profit
	2005	Margin	2004	Margin	$ Change	% Change
Operating income:
North America
Information Services	$81.9	42%	$76.8	43%	$5.1	7%
Marketing Services	24.3	37%	21.8	36%	2.5	11%
Personal Solutions	3.7	14%	1.0	4%	2.7	270%
North America - Total	109.9	38%	99.6	38%	10.3	10%
Europe	9.0	26%	9.3	24%	(0.3)	-3%
Latin America	8.9	25%	4.7	19%	4.2	89%
General Corporate Expense	(21.8)	nm	(13.9)	nm	(7.9)	-57%
	$106.0	29%	$99.7	30%	$6.3	6%

nm - not meaningful

	Twelve Months Ended December 31,
		% of		% of
	2005	Revenue	2004	Revenue	$ Change	% Change
Revenue:
North America
Information Services	$806.3	55%	$707.1	56%	$99.2	14%
Marketing Services	253.7	18%	236.1	19%	17.6	7%
Personal Solutions	114.7	8%	96.1	7%	18.6	19%
North America - Total	1,174.7	81%	1,039.3	82%	135.4	13%
Europe	142.0	10%	142.0	11%	—	0%
Latin America	126.7	9%	91.5	7%	35.2	38%
	$1,443.4	100%	$1,272.8	100%	$170.6	13%

	Twelve Months Ended December 31,
		Profit		Profit
	2005	Margin	2004	Margin	$ Change	% Change
Operating income:
North America
Information Services	$345.5	43%	$299.5	42%	$46.0	15%
Marketing Services, excluding asset impairment and related charges	85.2	34%	74.4	32%	10.8	15%
Marketing Services asset impairment and related charges	—	0%	(2.4)	-1%	2.4	nm
Marketing Services	85.2	34%	72.0	31%	13.2	18%
Personal Solutions	13.5	12%	17.6	18%	(4.1)	-23%
North America - Total	444.2	38%	389.1	37%	55.1	14%
Europe	33.4	24%	30.0	21%	3.4	11%
Latin America	33.3	26%	17.0	19%	16.3	96%
General Corporate Expense	(88.9)	nm	(60.3)	nm	(28.6)	-47%
	$422.0	29%	$375.8	30%	$46.2	12%

nm - not meaningful

2a.   Can you provide a further analysis of revenue in the North America segment?
Equifax North America revenue consists of the following components:

	Three Months Ended December 31,
		% of		% of
	2005	Revenue	2004	Revenue	$ Change	% Change
North America revenue:
U.S. Consumer and Commercial Services	$149.7	51%	$134.4	51%	$15.3	11%
Mortgage Services	19.1	7%	18.8	7%	0.3	2%
Canadian Operations	28.0	10%	26.6	10%	1.4	5%
Total Information Services	196.8	68%	179.8	68%	17.0	9%
Credit Marketing Services	37.9	13%	36.4	14%	1.5	4%
Direct Marketing Services	28.6	10%	24.6	9%	4.0	16%
Total Marketing Services	66.5	23%	61.0	23%	5.5	9%
Personal Solutions	26.8	9%	23.3	9%	3.5	15%
	$290.1	100%	$264.1	100%	$26.0	10%

	Twelve Months Ended December 31,
		% of		% of
	2005	Revenue	2004	Revenue	$ Change	% Change
North America revenue:
U.S. Consumer and Commercial Services	$610.4	52%	$532.6	51%	$77.8	15%
Mortgage Services	85.1	7%	75.5	7%	9.6	13%
Canadian Operations	110.8	9%	99.0	10%	11.8	12%
Total Information Services	806.3	68%	707.1	68%	99.2	14%
Credit Marketing Services	150.7	13%	139.5	14%	11.2	8%
Direct Marketing Services	103.0	9%	96.6	9%	6.4	7%
Total Marketing Services	253.7	22%	236.1	23%	17.6	7%
Personal Solutions	114.7	10%	96.1	9%	18.6	19%
	$1,174.7	100%	$1,039.3	100%	$135.4	13%

2b.   Can you provide a further analysis of revenue in the North America segment excluding regulatory recovery fee revenue related to FACT Act (non-GAAP)?
North America revenue excluding regulatory recovery fee revenue related to FACT Act consists of the following components:

	Three Months Ended December 31,
		% of		% of
	2005	Revenue	2004	Revenue	$ Change	% Change
North America revenue:
U.S. Consumer and Commercial Services	$141.1	50%	$134.4	51%	$6.7	5%
Mortgage Services	18.5	7%	18.8	7%	(0.3)	-2%
Canadian Operations	28.0	10%	26.6	10%	1.4	5%
Total Information Services	187.6	67%	179.8	68%	7.8	4%
Credit Marketing Services	37.9	13%	36.4	14%	1.5	4%
Direct Marketing Services	28.6	10%	24.6	9%	4.0	16%
Total Marketing Services	66.5	23%	61.0	23%	5.5	9%
Personal Solutions	26.8	10%	23.3	9%	3.5	15%
	$280.9	100%	$264.1	100%	$16.8	6%

	Twelve Months Ended December 31,
		% of		% of
	2005	Revenue	2004	Revenue	$ Change	% Change
North America revenue:
U.S. Consumer and Commercial Services	$575.3	51%	$532.6	51%	$42.7	8%
Mortgage Services	82.2	7%	75.5	7%	6.7	9%
Canadian Operations	110.8	10%	99.0	10%	11.8	12%
Total Information Services	768.3	68%	707.1	68%	61.2	9%
Credit Marketing Services	150.7	13%	139.5	14%	11.2	8%
Direct Marketing Services	103.0	9%	96.6	9%	6.4	7%
Total Marketing Services	253.7	22%	236.1	23%	17.6	7%
Personal Solutions	114.7	10%	96.1	9%	18.6	19%
	$1,136.7	100%	$1,039.3	100%	$97.4	9%

3.     Can you provide an analysis of components of operating expenses (excluding asset impairment and related charges) as a percentage of operating revenue?
Components of operating expenses as a percentage of operating revenue are as follows for continuing operations:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Operating Expenses:
Cost of services	42%	42%	41%	42%
Selling, general and administrative expenses	23%	21%	24%	22%
Depreciation and amortization	6%	6%	6%	6%
	71%	69%	71%	70%

4.     Can you provide depreciation and amortization by segment?
Depreciation and amortization is as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Depreciation & Amortization:
North America	$15.4	$13.5	$58.9	$54.6
Europe	1.4	2.6	5.7	10.2
Latin America	2.3	1.6	7.5	6.8
General Corporate	2.6	2.0	10.1	7.1
	$21.7	$19.7	$82.2	$78.7

5.     What was the currency impact on the foreign operations?
The U.S. dollar impact on revenue and operating income is as follows:

	Revenue		Operating Income
	Three Months		Three Months
	Ended December		Ended December
	31, 2005%		31, 2005%
Canada	$1.1	4%	$0.4	3%
Europe	(2.5)	-6%	(0.6)	-7%
Latin America	4.6	18%	0.9	19%
	$3.2	1%	$0.7	1%

	Revenue		Operating Income
	Twelve Months		Twelve Months
	Ended December		Ended December
	31, 2005%		31, 2005%
Canada	$7.6	8%	$2.7	7%
Europe	(1.0)	-1%	(0.3)	-1%
Latin America	15.1	16%	3.4	20%
	$21.7	2%	$5.8	2%

6.     What was your cash flow from operations for the three months ended December 31, 2005 and 2004?
Cash provided by operating activities was $106.0 million and $101.8 million for the fourth quarter of 2005 and 2004, respectively.

7.     What was the level of debt?
Total debt was comprised of the following components:

	December 31,
	2005	2004
Senior notes and debentures - long-term	$398.7	$398.5
Senior notes and debentures - current	—	249.9
Long-term revolving credit facility	65.0	—
Short-term trade receivables-backed revolving credit facility	88.0	—
Other long-term obligations	0.1	—
Other short-term debt and current maturities	4.3	5.8
Total debt	556.1	654.2
Less current maturities	92.3	255.7
Total long-term debt	$463.8	$398.5

8a.   What was the level of capital spending in the three months ended December 31, 2005 and 2004?
Capital expenditures, excluding property and equipment and other assets purchased in acquisitions, were $12.9 million and $14.5 million for the three months ended December 31, 2005 and 2004, respectively.

8b.   Of the capital spending for the three months ended December 31, 2005 and 2004, how much was FACT Act related?
Capital spending related to FACT Act for the three months ended December 31, 2005 and 2004 was $0.2 million and $2.2 million, respectively.

9.     What is the current authorization amount for stock buybacks?
As of December 31, 2005, approximately $95 million remained authorized for future share repurchases. We invested $49.0 million in open market purchases of our stock during the fourth quarter of 2005.

10.  Why is other income, net $9.2 million for the twelve months ended December 31, 2005 compared to $47.5 million for the same period last year?
On May 5, 2004, Equifax, through its wholly owned subsidiary CD Holdings, Inc., completed the sale of 3,755,792 shares of common stock it owned in Intersections Inc., a provider of identity theft protection and credit management services, in an underwritten public offering for net proceeds of $59.4 million. Immediately prior to the public offering, CD Holdings, Inc. converted a $20.0 million senior secured convertible note issued to it by Intersections Inc. in November 2001 into 3,755,792 shares of Intersections Inc. common stock, or approximately 26.9% of Intersection Inc.’s outstanding stock before its public offering.

The book value of our investment in Intersections Inc. was $22.3 million, including accrued interest of $2.3 million. In 2004, we recorded a $36.8 million gain ($23.0 million net of tax) related to this transaction.

Excluding the gain discussed above of $36.8 million, other income, net for the twelve months ended December 31, 2004 would have been $10.7 million as opposed to $47.5 million.

11.  What assets are included in your asset impairment and related charges for the twelve months ended December 31, 2004?
In which segments?

	Purchased Data
	Files	Other Assets	Total

Marketing Services	$1.4	$1.0	$2.4	*

*      Excludes $5.3 million in previously reported asset impairment and related charges related to Italy for the twelve months ended December 31, 2004. These charges have been reclassified to loss from discontinued operations.

12.  What drove the fluctuation in the annual effective tax rate?
The effective tax rate from continuing operations was 36.9% for the twelve months ended December 31, 2005, down from 38.4% for the same period in 2004. The favorable reduction was primarily due to lower state income taxes and a reduction to the tax contingency reserve offset by additional tax expense related to non-deductible compensation.

13.  Why did the long-term prepaid pension asset increase to $183.7 million at December 31, 2005 from $18.2 million at December 31, 2004?
In accordance with Statement of Financial Accounting Standards No. 87, “Employers’ Accounting for Pensions,” we were required to recognize a prepaid pension asset of approximately $165 million as a result of our U.S. Retirement Income Plan being overfunded as of December 31, 2005. This recognition resulted in a decrease in our minimum pension liability recorded in other comprehensive loss on our Consolidated Balance Sheets of approximately $100 million, net of tax.

Reconciliation of non – GAAP financial measures to the corresponding GAAP measure (Unaudited)

(Dollars in millions)

A.    Free Cash Flow:

Three Months Ended

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004, TO FREE CASH FLOW FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004	Change
Cash provided by operating activities for the three months ended December 31, 2005 and 2004	$106.0	$101.8	4%
Less additions to property and equipment and other assets, net for the three months ended December 31, 2005 and 2004	(12.9)	(14.5)
Free cash flow for the three months ended December 31, 2005 and 2004	$93.1	$87.3	7%

Twelve Months Ended

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005 AND 2004, TO FREE CASH FLOW FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004	Change
Cash provided by operating activities for the twelve months ended December 31, 2005 and 2004	$337.8	$309.0	9%
Less additions to property and equipment and other assets, net for the twelve months ended December 31, 2005 and 2004	(46.2)	(47.5)
Free cash flow for the twelve months ended December 31, 2005 and 2004	$291.6	$261.5	12%

Reconciliation of non-GAAP financial measures to the corresponding GAAP measure (Unaudited)

(Dollars in millions, except per share amounts)

B.    Income from continuing operations excluding certain items impacting comparability:

	Three Months Ended December 31,
	2005			2004
	Pre-tax	After-tax	Diluted EPS	EPS Growth	Pre-tax	After-tax	Diluted EPS

Income from continuing operations	$95.9	$62.8	$0.48	14%	$91.8	$55.2	$0.42
FACT Act related regulatory recovery fee revenue	(9.2)	(6.0)	(0.05)		—	—	—
FACT Act expenses	5.8	3.9	0.03		—	—	—
Income from continuing operations - excluding FACT Act	$92.5	$60.7	$0.46	10%	$91.8	$55.2	$0.42

	Twelve Months Ended December 31,
	2005				2004
	Pre-tax	After-tax	Diluted EPS	EPS Growth	Pre-tax		After-tax	Diluted EPS

Income from continuing operations	$390.7	$246.5	$1.86	5%	$385.2		$237.3	$1.78
FACT Act related regulatory recovery fee revenue	(38.0)	(23.9)	(0.18)	—	—		—
FACT Act expenses	22.4	14.1	0.11	—	—		—
Sale of investment in Intersections Inc.	—	—	—		(36.8)		(23.0)	(0.17)
Asset impairment and related charges	—	—	—		2.4	*	1.5	0.01
Income from continuing operations - excluding FACT Act, sale of investment in Intersections Inc. and restructuring and impairment charges	$375.1	$236.7	$1.79	11%	$350.8		$215.8	$1.62

*      Excludes $5.3 million in previously reported asset impairment and related charges related to Italy for the twelve months ended December 31, 2004. These charges have been reclassified to loss from discontinued operations.

C.    Earnings per share excluding certain items impacting comparability between 2005 and the 2006 estimate:

	Twelve Months Ended December 31,
	2005	2006 Estimated Range of Diluted EPS		Estimated Range of EPS Growth
	Diluted EPS	High	Low	High	Low
Diluted earnings per share - GAAP	$1.86	$1.99	$1.90	7%	2%
Income related to RMA agreement in 2005	(0.03)	—	—
Incremental share-based compensation expense in 2006 **	—	0.05	0.05
Diluted earnings per share - excluding items that impact comparability - non-GAAP	$1.83	$2.04	$1.95	11%	6%

**   Resulting from the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments” on January 1, 2006. We anticipate that most of the incremental stock-based compensation expense will be recognized in the first half of 2006.

D.    Cumulative FACT Act cash flow impact:

FACT Act (January 1, 2004 - December 31, 2005)
Regulatory recovery fee revenue	$25.7
FACT Act expenses, excluding depreciation	(18.2)
FACT Act capital investment	(12.3)
Net FACT Act cash flow to date	$(4.8)

E.     Consolidated revenue, excluding regulatory recovery fee revenue related to FACT Act:

Three Months Ended December 31, 2005

Operating revenue	$361.3
Regulatory recovery fee revenue	(9.2)
Operating revenue, excluding regulatory recovery fee	$352.1

Twelve Months Ended December 31, 2005

Operating revenue	$1,443.4
Regulatory recovery fee revenue	(38.0)
Operating revenue, excluding regulatory recovery fee	$1,405.4

F.     North America Information Services revenue, excluding regulatory recovery fee revenue related to FACT Act:

Three Months Ended December 31, 2005

Operating revenue	$196.8
Regulatory recovery fee revenue	(9.2)
Operating revenue, excluding regulatory recovery fee	$187.6

Twelve Months Ended December 31, 2005

Operating revenue	$806.3
Regulatory recovery fee revenue	(38.0)
Operating revenue, excluding regulatory recovery fee	$768.3

G.    U.S. Consumer and Commercial Services revenue, excluding regulatory recovery fee revenue related to FACT Act:

Three Months Ended December 31, 2005

Operating revenue	$149.7
Regulatory recovery fee revenue	(8.6)
Operating revenue, excluding regulatory recovery fee	$141.1

Twelve Months Ended December 31, 2005

Operating revenue	$610.4
Regulatory recovery fee revenue	(35.1)
Operating revenue, excluding regulatory recovery fee	$575.3

H.    Mortgage Services revenue, excluding regulatory recovery fee revenue related to FACT Act:

Three Months Ended December 31, 2005

Operating revenue	$19.1
Regulatory recovery fee revenue	(0.6)
Operating revenue, excluding regulatory recovery fee	$18.5

Twelve Months Ended December 31, 2005

Operating revenue	$85.1
Regulatory recovery fee revenue	(2.9)
Operating revenue, excluding regulatory recovery fee	$82.2

Notes to Our Non-GAAP Financial Measures That Supplement GAAP Accounting Measures

Certain disclosures prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”) contained in the preceding reconciliation are supplemented by disclosures that are not prepared in conformity with GAAP. These non-GAAP disclosures exclude certain items from the nearest equivalent GAAP presentations. We believe that a meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. In some cases, short-term patterns and long-term trends may be obscured by unique large factors or one-time events. For example, events or trends in a particular business segment may be so significant as to obscure patterns and trends of our business in total. For this reason, we believe that investors may find it useful to see our “free cash flow,” as well as our revenue growth, net income and earnings per share excluding the effects of the Fair and Accurate Credit Transactions Act of 2003 (“FACT Act”) and special items in 2004 (which included a gain from the sale of our investment in Intersections Inc. and an impairment charge relating to our Marketing business) that were not a result of our core operations.

These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because management believes this information provides (1) a more meaningful, consistent comparison of our underlying operational performance and trends for the periods presented, on a basis consistent with our chief decision makers’ means of evaluating operating performance, including those related to staffing, future management priorities and how it will direct future operating expenses; and (2) additional information for investors to assess changes between periods that better reflect our ongoing operations. The items included in these non-GAAP disclosures, and the basis for excluding them, are set forth below.

Free Cash Flow – We calculate free cash flow by subtracting capital-related expenditures from cash provided by (used in) operating activities. We believe free cash flow provides an important measure because it is one factor in determining our liquidity and financial health, showing the cash generated by us that is available to be used for dividends and discretionary investment. Free cash flow is not a measurement of liquidity under GAAP and should not be considered as an alternative to net income, operating income, cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with cash flow as defined by other companies.

Estimated Diluted Earnings per Share Growth – Excluding Certain Items that Impact Comparability – There were certain items in 2005 as well as those anticipated in 2006 that will impact our expected year-over year growth in earnings per share. In 2005, we recorded a nonrecurring gain related to our agreement with RMA Holdings LLC. In 2006, we expect the incremental stock-based compensation expense related to the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments,” on January 1, 2006 to negatively impact our financial results. Accordingly, we believe it is helpful to investors to exclude these items from earnings per share when calculating our expected earnings per share growth since these items are not related to the expected earnings per share growth in our core operations.

Cumulative FACT Act cash flow impact – FACT Act amended the Fair Credit Reporting Act and became law in December 2003. Reference is made to the summary of the FACT Act under “FACT Act Update” in the Management’s Discussion and Analysis section of our 2004 Form 10-K and third quarter of 2005 Form 10-Q. During 2004 we established, along with other nationwide credit reporting agencies, a centralized request facility, Central Source, LLC, which is owned jointly by Equifax, Experian Information Solutions, Inc. and TransUnion LLC, to provide to consumers, upon their request, a free annual credit file disclosure on a phased-in basis beginning on December 1, 2004. On December 1, 2004, we began to assess a regulatory recovery fee for certain of our business-to-business products to help mitigate the costs required to implement the provisions of the FACT Act. The initial implementation of the annual free credit report required by the FACT Act has been completed. Our related recovery fee will remain in effect as we continue to recover the capital costs incurred and the ongoing costs involved in complying with the FACT Act. We have incurred significant compliance costs to implement the FACT Act requirements and have captured those cumulative expenses and related capital investment in a table in our non-GAAP financial measures, “Cumulative FACT Act cash flow impact.”

Income from Continuing Operations (excluding certain items impacting comparability)– We have presented income from continuing operations with the following non-GAAP adjustments: (1) We believe the FACT Act impacts the comparability of results and growth rates of certain of our North America Information Services business, including its underlying U.S. Consumer and Commercial, Mortgage Services, Information Services and Personal Solutions businesses. Our management believes that excluding the impact of the FACT Act provides a useful perspective on changes in the basic underlying operations of these businesses and our company as a whole, and is a key indicator of financial performance. (2) The sale in the second quarter of 2004 of Intersections Inc. for a gain of $23.0 million, net of tax, was material and not a result of our core operations relative to the operating results for the periods presented. (3) The asset impairment and related charges totaling $2.4 million for the second quarter of 2004 were not a result of our core operations for the operating results for the periods presented.

Consolidated Revenue, North America Information Services Revenue, U.S. Consumer and Commercial Revenue, Mortgage Services Revenue – all Excluding Regulatory Recovery Fee Revenue related to FACT Act —As noted previously, we began assessing a regulatory recovery fee for certain of our business-to-business products in December 2004 to help mitigate our costs required to comply with the provisions of the FACT Act. We believe providing revenue measures excluding this fee provides a more consistent comparison of our underlying operating results and trends for the periods presented, on a basis consistent with management’s means of evaluating revenue growth. The fee was not in effect until December 2004, and the phase-in of initial FACT Act compliance requirements was not completed until September 1, 2005.